EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated September 11, 2008, in Amendment No. 1 to the Registration Statement (File No. 333-152785) and related prospectus of Advisors Disciplined Trust 280.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 11, 2008




















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